LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
SUBSIDIARY LISTING

EXHIBIT 21

The following table sets forth the subsidiaries of Laboratory Corporation of America Holdings on December 31, 2001. The financial statements of all subsidiaries are included in the consolidated statements of Laboratory Corporation of America Holdings and Subsidiaries.
Organized
under the laws
of the state
of:

Laboratory Corporation of America Holdings        Delaware

Laboratory Corporation of America                 Delaware

Tower Collection Center, Inc.                     Delaware

Executive Tower Travel, Inc.                      Delaware

Lab Delivery Service of New York City, Inc.       New York

LabCorp Delaware, Inc.                            Delaware

LabCorp Limited                                   United Kingdom

LabCorp, BVBA                                     Belgium

PoisonLAB, Inc.                                   California

National Genetics Institute, Inc.                 California

Path Lab Holdings, Inc.                           Delaware

Path Lab, Inc.                                    New Hampshire

LTC Services & Holdings, Inc.                     New Hampshire

Center for Genetic Services, Inc.                 Texas

Viro-Med Laboratories, Inc.                       Minnesota

MWorld, Inc.                                      New York

Burt Medical Laboratory, Inc.                     Connecticut